UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 26, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2135 West Maple Road, Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

(b) Joseph P. Flannery, William D. George, Jr., and Richard W. Hanselman each retired from service on the Board of Directors of ArvinMeritor, Inc., effective after the Annual Meeting of Shareowners on January 26, 2007. The Board of Directors had previously taken action to reduce the size of the Board to ten directors, effective upon their retirement.

(e) On January 26, 2007, the shareowners of ArvinMeritor, Inc., at the 2007 annual meeting of shareowners, approved the adoption by the Board of Directors of the 2007 Long-Term Incentive Plan (“2007 LTIP”). The 2007 LTIP is an incentive plan that is intended to link the compensation of officers and key employees to achievement of performance objectives, and to assist in recruitment, retention and motivation of key employees whose long-term employment is considered essential to the company’s success. The 2007 LTIP provides for grants in the form of stock options, stock appreciation rights, other stock or stock-based awards and cash awards. No more than 4,000,000 shares may be issued under the 2007 LTIP, subject to other limitations on certain types of awards. The 2007 LTIP will be administered by the Compensation and Management Development Committee of the Board of Directors.

For further information on the terms of potential awards and the other provisions of the 2007 LTIP, including the effects of termination of employment and change of control of the company, see the text of the 2007 LTIP, which is filed as Exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10 -	2007 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: January 26, 2007	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10	2007 Long-Term Incentive Plan